Exhibit 99.1

AMENDMENT NO. 9

TO

FINANCING AGREEMENT

THIS AMENDMENT NO. 9 (this “Amendment”) is entered into as of September 25, 2009, by and among RAFAELLA APPAREL GROUP, INC., a Delaware corporation (“Borrower”), VERRAZANO, INC., a New York corporation (“Verrazano”), HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”) and the other financial institutions which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”) and HSBC, as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

Borrower, Verrazano, Agent and Lenders are parties to a Financing Agreement dated June 20, 2005 (as amended by Amendment No. 1 to Financing Agreement dated as of March 31, 2006, Amendment No. 2 to Financing Agreement effective as of December 31, 2006, Consent and Amendment No. 3 to Financing Agreement dated as of March 4, 2008, Amendment No. 4 to Financing Agreement dated as of March 28, 2008, Amendment No. 5 to Financing Agreement dated as of May 14, 2008, Amendment No. 6 to Financing Agreement dated as of September 30, 2008, Amendment No. 7 to Financing Agreement dated as of December 16, 2008, and Amendment No. 8 to Financing Agreement dated as of February 10, 2009 and as hereafter further amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders (a) modify the amount of the Availability Reserve on the specific dates of June 30, 2009 and July 31, 2009, (b) modify the Net Income requirement for the fiscal quarters ending June 30, 2010 and September 30, 2010 and (c) extend the term of the Financing Agreement from June 20, 2010 to December 15, 2010, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth including, without limitation, a reduction of the Maximum Loan Amount from $45,000,000 to $30,000,000.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.

2.             Amendments to Financing Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Financing Agreement is hereby amended as follows:

(a)           The following defined terms shall be added to Section 1.2 of the Financing Agreement in their appropriate alphabetical order:

“Amendment No. 9” shall mean Amendment No. 9 to this Agreement dated September 25, 2009 by and among Borrower, Verrazano, Agent and the Lenders executing such document.

“Amendment No. 9 Effective Date” shall mean the date that all conditions precedent to the effectiveness of Amendment No. 9 have been satisfied.

“Cash Collateral” shall have the meaning set forth in Section 6.8(c).

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Standby Letter of Credit Sublimit” shall mean (a) $6,000,000 from the Amendment No. 9 Effective Date through December 31, 2009, and (b) $4,010,000 at all times thereafter.

(b)           The definition of the term “Availability Reserve” appearing in Section 1.2 of the Financing Agreement is hereby amended and restated in its entirety as follows:

“Availability Reserve” shall mean (a) $5,000,000 from April 1, 2006 through May 31, 2008, (b) $10,000,000 from June 1, 2008 through October 31, 2008, (c) $7,500,000 from November 1, 2008 through April 30, 2009, (d) $10,000,000 from May 1, 2009 through May 31, 2009, (e) $5,000,000 from June 1, 2009 through July 20, 2009, (f) $7,500,000 from July 21, 2009 through July 31, 2009 and (g) $10,000,000 from August 1, 2009 through December 15, 2010.

(c)           The definition of the term “Current Liabilities” appearing in Section 1.2 of the Financing Agreement is hereby amended by adding the following language at the end thereof:

Notwithstanding the foregoing, Current Liabilities shall not include the Indebtedness under the Senior Secured Notes at any time on or after June 30, 2010.

(d)           The definition of the term “Maximum Loan Amount” appearing in Section 1.2 of the Financing Agreement is hereby amended and restated in its entirety as follows:

“Maximum Loan Amount” shall mean $30,000,000.

(e)           Section 2.1(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

(b)           All Advances.  The aggregate balance of Revolving Advances outstanding plus the aggregate amount of Letters of Credit and Air Releases/Steamship Guarantees outstanding plus the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the lesser of (x) the Maximum Loan Amount and (y) an amount equal to the sum of:

(i)            the sum subject to the provisions of Section 2.1(c) (A) 85% (the “Receivables Advance Rate”) of Eligible Receivables plus (B) Receivables Advance Rate of Eligible Factored Receivables, plus

(ii)           the lesser of (A) the sum of (I) subject to the provisions of Section 2.1(c), 50% (the “Inventory Advance Rate”) of Eligible Inventory (including up to $10,000,000 of Eligible Inventory consisting of in-transit Inventory), plus (II) the Inventory Advance Rate of outstanding Documentary Letters of Credit, provided that the foregoing shall include only Documentary Letters of Credit utilized to purchase finished goods Inventory, or (B) the Inventory Advance Cap; plus

(iii)          the amount of Cash Collateral then on deposit with Agent; minus

(iv)          Reserves.

The amount derived from the sum of Sections 2.1(b)(y)(i) plus 2.1(b)(y)(ii) plus 2.1(b)(y)(iii) minus Section 2.1(b)(y)(iv) at any time and from time to time shall be referred to as the “Formula Amount”.

(f)            Section 2.9 of the Financing Agreement is hereby amended by adding the following sentence immediately after the first sentence thereof:

The Maximum Undrawn Amount of outstanding Standby Letters of Credit shall not exceed in the aggregate at any time the Standby Letter of Credit Sublimit.

(g)           Section 6.8(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

(b)           Net Income.  Maintain (w) Net Income in excess of $0 during each period of two consecutive fiscal quarters (on a rolling basis) ending on September 30, 2008 and December 31, 2008, (x) negative Net Income of not more than a loss of $750,000 during each period of two consecutive fiscal quarters (on a rolling basis) ending on March 31, 2009 and June 30, 2009, (y) Net Income in excess of $0 during each period of two consecutive fiscal quarters (on a rolling basis) ending on September 30, 2009, December 31, 2009 and March 31, 2010, and (z) negative Net Income of not more than a loss of $1,300,000 during each period of two consecutive fiscal quarters (on a rolling basis) ending on June 30, 2010 and September 30, 2010; provided, further, for each period of two consecutive fiscal quarters (on a rolling basis) ending on or after September 30, 2008, for purposes of determining compliance with this Section 6.8(b), Net Income shall be calculated so that, to the extent in calculating Net Income for such period Net Income was decreased by noncash expenses consisting of (i) amortization for customer relationships and non-compete agreements, (ii) original issue discount on the Senior Secured Notes, (iii) deferred financing costs, and (iv) reduction in value of intangible assets, the amounts which were deducted in calculating Net Income for such period for the items described in clauses (i) through (iv) above shall be added back to Net Income as calculated in accordance with GAAP.

(h)           Section 6.8 of the Financing Agreement is hereby further amended by inserting a new subsection (c) to read as follows:

(c)           Cash Collateral.  Maintain on deposit with Agent, pursuant to documentation in form and substance satisfactory to Agent in all respects, cash collateral for the Obligations (“Cash Collateral”) in an amount not less than the following amounts for the applicable period: (a) $6,000,000 from December 31, 2009 through January 31, 2010, (b) $0 from February 1, 2010 through April 30, 2010, (c) $3,500,000 from May 1, 2010 through July 31, 2010, (d) $0 from August 1, 2010 through September 30, 2010, (e) $1,000,000 from October 1, 2010 through October 31, 2010, (f) $0 from November 1, 2010 through November 30, 2010 and (g) $3,000,000 from December 1, 2010 through December 15, 2010.

(i)            Section 7.18 of the Financing Agreement is hereby amended and restated in its entirety as follows:

At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Senior Secured Notes, except as expressly required by the terms of the Senior Secured Notes as in effect on the Closing Date.  Notwithstanding the foregoing, Borrower may voluntarily prepay, redeem or purchase Senior Secured Notes so long as (x) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such prepayment and Agent receives a certificate from the President or Chief Financial Officer of Borrower not less than two (2) Business Days and not more than one week prior to the proposed prepayment certifying as to the amount of such prepayment and that no Default or Event of Default exists or would occur after giving effect to such prepayment, (y) Borrower has made a written request to Agent to make such voluntary prepayment, which written request shall be accompanied by a Borrowing Base Certificate evidencing that the aggregate balance of Revolving Advances outstanding after giving effect to such prepayment shall not exceed the Formula Amount, and (z) Borrower has obtained the written consent of Agent to such prepayment, which consent shall not be unreasonably withheld.

(j)            Section 13.1 of the Financing Agreement is hereby amended by deleting the date “June 20, 2010” appearing therein and by inserting the date “December 15, 2010” in lieu thereof.

(k)           Section 16.9(b) of the Financing Agreement is hereby amended by deleting the phrase “limited to one (1) such field examination in any calendar year” and by inserting “limited to two (2) such field examinations in any calendar year” in lieu thereof.

3.             Condition of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)           Agent shall have received four (4) copies of this Amendment executed by Borrower, Verrazano, Agent and Lenders.

(b)           Agent shall have received an administrative fee equal to $75,000 which shall be charged by Agent to Borrower’s Account and shall be shared pro rata by Lenders based upon their respective Commitment Percentages.

(c)           All reasonable out-of-pocket costs and expenses incurred by Agent in connection with this Amendment or with the Financing Agreement, including without limitation attorneys fees and disbursements, shall have been paid by Borrower to the extent requested by Agent prior to the date this Amendment is fully executed.

4.             Representations and Warranties.  Borrower and Verrazano each hereby represents and warrants as follows:

(a)           This Amendment and the Financing Agreement, as amended hereby, constitute its legal, valid and binding obligations and are enforceable against it in accordance with their respective terms.

(b)           Upon the effectiveness of this Amendment, it hereby reaffirms, in all material respects, all representations, warranties and covenants made in the Financing Agreement on and as of the date hereof except:  (i) to the extent such representation, warranties or covenants are limited by their terms to a specific date in which case they shall be true and correct in all material respects as of such date or (ii) for changes in the nature of its business or operations that may occur after the Closing Date in the ordinary course of business so long as Agent has consented to such changes or such changes are not in violation of any provision of the Financing Agreement or any Other Document.

(c)           No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)           It does not have any defense, counterclaim or offset with respect to the Financing Agreement.

5.             Effect on the Financing Agreement.

(a)           Upon the effectiveness of Section 2 hereof, each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Financing Agreement as amended hereby.

(b)           Except as specifically amended herein, the Financing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Financing Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.             Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.             Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission, including via “pdf” format, shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

RAFAELLA APPAREL GROUP, INC., as
Borrower

By:	/s/ Lance D. Arneson
Name:	Lance D. Arneson
Title:	Vice-President of Finance, Principal Accounting Officer and Interim Chief Financial Officer

VERRAZANO, INC., as Guarantor

By:	/s/ Lance D. Arneson
Name:	Lance D. Arneson
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent and as a Lender

By:	/s/ Lisa Augustus
Name:	Lisa Augustus
Title:	Vice President